Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑3 of our report dated March 15, 2017, relating to the financial statements and financial statement schedule, which appears in NorthStar Realty Europe Corp.'s Annual Report on Form 10‑K for the year ended December 31, 2016.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Société coopérative
Luxembourg
November 17, 2017

Represented by

Cornelis J. Hage